UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ______)

Filed by the Registrant ☒         Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

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Issues you care about are up for a vote.

Make your voice heard.

JOHN HANCOCK

ESG INTERNATIONAL EQUITY FUND

To Our Shareholders,

Recently, we sent you proxy material regarding a special shareholder meeting scheduled for April 3, 2025. The shareholder meeting has been adjourned to May 6, 2025 due to insufficient participation.

Your participation is very important, and our records indicate that we have not yet received your vote. We are asking shareholders that have not voted their proxies to vote as soon as possible.

Voting your shares is fast and easy. If you have questions or need assistance, please call 833-215-7307 and a proxy specialist will help you.

www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	With a proxy card Call the number located on your ballot (Using an automated system) OR Call 833-215-7307 and speak to a live rep who can cast your vote over the phone.

With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your support of the ESG International Equity Fund and thank you for voting.

JHREM1